UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11, 2012

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2012, Transcat, Inc. (the “Company”) announced that Lee D. Rudow was named President of the Company, effective September 11, 2012.  Mr. Rudow will continue to serve as the Company’s Chief Operating Officer.  Mr. Rudow succeeds Charles P. Hadeed, who will continue to serve as the Company’s Chief Executive Officer.

Mr. Rudow, age 48, brings more than 25 years of experience in the calibration services and electronic test and measurement industry and strategic leadership experience to the Company.  Prior to joining us in November 2011 as Chief Operating Officer, Mr. Rudow served as Vice President in various capacities for Simco Electronics, Inc., an independent provider of global calibration, repair, and software solutions, from 2008 until 2011.  Prior to that, from 2006 to 2008, he was President and Chief Executive Officer of Davis Calibration, Inc. and served as President and Chief Executive Officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006 and President of Davis Instruments Corp. from 1986 to 1996, respectively.

There was no arrangement or understanding between Mr. Rudow and any other person pursuant to which he was appointed President.  Since March 27, 2011, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Rudow, or any member of his immediate family, had, or will have, a direct or indirect material interest.

In connection with Mr. Rudow’s appointment as President, Mr. Rudow’s annual base salary was increased from $250,000 to $300,000.

On September 12, 2012, the Company issued a press release announcing Mr. Rudow’s appointment as President.  The press release is attached to this Form 8-K as Exhibit 99.1.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on September 11, 2012, the Company’s shareholders voted on the matters described below.

Proposal 1.	The Company’s shareholders elected the following nominees as directors, each for a three-year term expiring in 2015.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes*
Francis R. Bradley	3,551,639	50,982	2,083,017
Alan H. Resnick	3,548,839	53,782	2,083,017
Carl E. Sassano	3,551,219	51,402	2,083,017

Proposal 2.	The Company’s shareholders ratified the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2013.

Votes For	Votes Against	Votes Abstained
5,665,755	7,023	14,032

____________________

*
Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.  If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters.  Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as the election of directors.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Transcat, Inc. Press Release dated September 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 13, 2012	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer